Monaker Group, Inc. 10-K

Exhibit 10.35

PROMISSORY NOTE

$750,000,000	May 16, 2016

FOR VALUE RECEIVED, the undersigned, Crystal Falls Investments, LLC, a Florida Limited Liability Corporation, having an address at 1175 South US Highway 1, Vero Beach, FL 32962 (“Borrower”), promises to pay to the order of MONAKER GROUP, INC. (“Lender”), with an office at 2690 Weston Road, Suite 200, Weston, Florida 33331, the principal sum of SEVEN HUNDRED AND FIFTY THOUSAND ($750,000.00) DOLLARS (the “Principal Amount”), together with interest on the unpaid Profit Participation and the Principal Amount thereof computed from the date of the executed MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Sale Date”), at the rates provided herein until May 15, 2018 or such earlier date on which the Principal Amount becomes due and payable as provided herein (the “Maturity Date”); provided, however, that from and after (i) the Maturity Date, whether upon stated maturity, acceleration or otherwise, or (ii) the date on which the interest rate hereunder is increased to the Default Rate (as hereinafter defined) as provided herein, such additional interest shall be computed at the Default Rate.

As used herein, the term “Default Rate” shall mean a rate of interest of twelve percent (12.0%) per annum, but in no event shall the Default Rate be in excess of the Maximum Rate (as hereinafter defined).

If any payment of Profit Participation (due 7 days after the preceeding month) is not paid within five (5) days from the due date for such payment, a late charge equal to ten percent (10%) of such overdue payment or the maximum amount permitted by applicable law shall automatically become due to the holder of this promissory note (the “Note”), subject, however, to the limitation that late charges may be assessed only once on each overdue payment. Said late charges do not constitute interest and shall constitute compensation to the holder of this Note for collection and co-lender administration costs incurred hereunder. In addition, if any payment of principal, Profit Participation or interest is not paid when due, the holder of this Note shall have the right, upon notice to Borrower, to increase the rate of interest per annum on all amounts outstanding to the Default Rate and, upon said notice, such rate increase shall be effective retroactively as of the date from which the interest component of such overdue payment began to accrue and shall remain in force and effect for so long as such default shall continue. This paragraph shall not be construed as an agreement or privilege to extend the due date of any payment, nor as a waiver of any other right or remedy accruing to the holder of this Note by reason of any default.

Principal, interest and conversion hereunder shall be as follows:

(a)          The Note will be set at zero percent (0%) interest and instead the Note Holder will be entitled to Profit Participation on a monthly basis. Profit Participation is defined as 20% of the net commissions received in Nameyourfee.com each month with the amounts to be paid within 7 days following the preceeding month.

(b)          In the even Profit Participation payments are not paid on a timely basis in 2 or more instances then in addition to the Profit Participation payments, the Note will bear interest at an annual rate of twelve percent (12.0%) per annum effective from the date of the second late payment.

(c)          All principal, interest and other sums due hereunder shall be due and payable in full on the Maturity Date.

Each payment hereunder shall be credited first to Lender’s collection expenses, next to late charges, next to unpaid interest, and the balance, if any, to the reduction of the Principal Amount. The interest on this Note shall be calculated on the basis of a 30-day month and a 360-day year.

(d)          The lender will be granted the option to convert the note into common shares of the entity in the event the borrower becomes a publicly traded company. In such a case the lender will have conversion rights to convert any or all of the note into common stock of the corporation based upon the lowest price of the last equity funding and/or debt conversion to common equity. This right will continue during the term of the note.

(e)          This Note may be prepaid in whole or in part at any time, without penalty or premium,.

Borrower hereby waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, demand for payment, protest, notice of protest and notice of dishonor, to the extent permitted by law. Borrower further waives trial by jury. No extension of time for payment of this Note or any installment hereof, no alteration, amendment or waiver of any provision of this Note and no release or substitution of any collateral securing Borrower’s obligations hereunder shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower under this Note.

Any forbearance by the holder of this Note in exercising any right or remedy hereunder or under any other agreement or instrument in connection with the Loan or otherwise afforded by applicable law, shall not be a waiver or preclude the exercise of any right or remedy by the holder of this Note. The acceptance by the holder of this Note of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of the right of the holder of this Note to require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.

If this Note is placed in the hands of an attorney for collection, Borrower shall pay all costs incurred and reasonable attorneys’ fees for legal services in the collection effort, whether or not suit be brought.

At the election of the holder of this Note, all payments due hereunder may be accelerated, and this Note shall become immediately due and payable without notice or demand, upon the occurrence of any of the following events (each an “Event of Default”): (1) Borrower fails to pay on or before the date due, any amount of principal and/or Profit Participation payments and/or interest payable hereunder; (2) Borrower fails to perform or observe any other term or provision of this Note with respect to payment; provided, however, that Borrower shall be provided with a five (5) calendar day period to cure same. In addition to the rights and remedies provided herein, the holder of this Note may exercise any other right or remedy in any other document, instrument or agreement evidencing, securing or otherwise relating to the indebtedness evidenced hereby in accordance with the terms thereof, or under applicable law, all of which rights and remedies shall be cumulative.

Notwithstanding anything to the contrary contained herein, under no circumstances shall the aggregate amount paid or agreed to be paid hereunder exceed the highest lawful rate permitted under applicable usury law (the “Maximum Rate”) and the payment obligations of Borrower under this Note are hereby limited accordingly. If under any circumstances, whether by reason of advancement or acceleration of the maturity of the unpaid principal balance hereof or otherwise, the aggregate amounts paid on this Note shall include amounts which by law are deemed interest and which would exceed the Maximum Rate, Borrower stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Borrower and the holder of this Note, and the party receiving such excess payments shall promptly credit such excess (to the extent only of such payments in excess of the Maximum Rate) against the unpaid principal balance hereof and any portion of such excess payments not capable of being so credited shall be refunded to Borrower.

This Note is secured by, among other things, the issued and outstanding shares of Name Your Fee, LLC (the “Collateral”) identified in the MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”)for the shares of Name Your Fee, LLC, and is entitled to the benefits and security thereof.

By its acceptance of Lender’s shares in Name Your Fee, LLC pursuant to the Agreement and execution of this Note, Borrower acknowledges, agrees and confirms that it has no defense, offset or counterclaim for any occurrence in relation to this Agreement and Borrower acknowledges that Lender has complied with all of its obligations under the Agreement as of the date hereof.

All payments of principal and interest hereunder are payable in lawful money of the United States of America and shall be made by wire transfer to the account of Lender, as instructed, pursuant to wiring instructions to be provided to Borrower at Closing or to such other accounts as may be instructed by Lender.

Borrower is hereby prohibited from exercising against Lender, any right or remedy which it might otherwise be entitled to exercise against Lender, including, without limitation, any right of setoff or any defense. Any other claim that Borrower may have, arising from or related to the transaction evidenced by this Note and the Agreement shall be asserted only against the Lender.

This Note shall be binding on the parties hereto and their respective heirs, legal representatives, executors, successors and assigns.

This Note shall be construed without any regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted.

This Note shall be governed by the laws of the State of Florida without regard to choice of law consideration. Borrower hereby irrevocably consents to the jurisdiction of the courts of the State of Florida and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note or the Agreement.

This Note may not be changed or terminated orally.

A determination that any portion of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision to the extent legally permissible and otherwise as it may apply to other persons or circumstances.

JURY TRIAL WAIVER. BORROWER AGREES THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY BORROWER OR THE HOLDER OF THIS NOTE ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWER ACKNOWLEDGES AND AGREES THAT AS OF THE DATE HEREOF THERE ARE NO DEFENSES OR OFFSETS TO ANY AMOUNTS DUE IN CONNECTION WITH THE LOAN. FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS PARAGRAPH IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS PARAGRAPH WERE NOT A PART OF THIS NOTE.

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IN WITNESS WHEREOF, the undersigned has executed this Note on the date set forth above.

WITNESS:	BORROWER:

Crystal Falls Investments LLC
, a
Limited Liability company

By:
		Name:	Ashvin Mascarenhas
Name:		Title:	MGMR